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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-04731, 333-04733, 333-52565, and 333-118694) of TechTeam
Global, Inc. of our report dated February 16, 2005, with respect to the consolidated financial statements of Sytel, Inc., included in this Current Report on Form 8-K/A of TechTeam Global, Inc., dated January 3, 2005.

/s/ RUBINO & MCGEEHIN, CHARTERED

March 21, 2005
Bethesda, MD